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Exhibit 10.7

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

        THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT is entered into as of this 23rd day of August, 2007 (this "Amendment"), by and between HSW INTERNATIONAL, INC., a Delaware corporation (the "Company"), and ASHFORD CAPITAL PARTNERS, L.P.

Background

        A.    The parties have entered into that certain Stock Purchase Agreement dated as of January 29, 2007 (the "Purchase Agreement") pursuant to which the Purchaser has agreed to purchase, and the Company has agreed to sell, shares of Common Stock of Company.

        B.    The parties desire to amend the Purchase Agreement as set forth herein.

Agreement

        NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Termination. The references to "August 31, 2007" in Section 8.1(c) and 8.1(d) of the Purchase Agreement is hereby deleted and references to "October 31, 2007" shall be substituted in lieu thereof.

        2.     Definitions. Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

        3.     Controlling Effect; Full Force. The parties acknowledge and agree that to the extent that the terms of this Amendment are in conflict with the terms of the Purchase Agreement, this Amendment shall control. Except as modified by this Amendment, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

        4.     Assignments. Neither this Amendment nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void).

        5.     No Third Party Beneficiary. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

        6.     Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        7.     Counterparts. This Amendment may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

        8.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

[SIGNATURES CONTAINED ON FOLLOWING PAGE.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and delivered by their respective duly authorized officers as of the date first written above.

The Company:
HSW INTERNATIONAL, INC.
By:	/s/ BRADLEY T. ZIMMER
Name: Bradley T. Zimmer Title: Secretary
Purchaser:
ASHFORD CAPITAL MANAGEMENT, INC. W/DISCRETION F/B/O ASHFORD CAPITAL PARTNERS, L.P.
By:	/s/ THEODORE H. ASHFORD, III
Name: Theodore H. Ashford, III Title: President, Ashford Capital Management, Inc.

QuickLinks

  Exhibit 10.7
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
Background
Agreement
[SIGNATURES CONTAINED ON FOLLOWING PAGE.]